EXHIBIT 1

                             JOINT FILING AGREEMENT

        Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


   Date:     August 25, 1998

                            /s/ Paul J. Duggan
                            Paul J. Duggan, an individual
                            Jackson Boulevard Fund, Ltd.

                                   By: /s/ Paul J. Duggan
                                     Paul J. Duggan, President


                            Jackson Boulevard Equities, L.P.

                            By:  Jackson Boulevard Fund, Ltd.,
                                    General Partner

                                   By: /s/ Paul J. Duggan
                                     Paul J. Duggan, President


                            Jackson Boulevard Investments, L.P.

                            By:  Jackson Boulevard Fund, Ltd.,
                                    General Partner

                                   By: /s/ Paul J. Duggan
                                     Paul J. Duggan, President


                            Jackson Offshore Fund, Ltd.

                                   By: /s/ Paul J. Duggan
                                     Paul J. Duggan